                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:
                         |X| Preliminary Proxy Statement
                         |_| Definitive Proxy Statement
                       |_| Definitive Additional Materials
                    |_| Soliciting Material Under Rule 14a-12
                |_| Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                              GEOWORKS CORPORATION
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):
                              |X| No fee required.
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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange  Act Rule
0-11(a)(2)  and  identify  the  filing  for  which the  offsetting  fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

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                              GEOWORKS CORPORATION
                          300 Crescent Court Suite 1110
                               Dallas, Texas 75201
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 21, 2003

To Our Stockholders:

The  annual  meeting  of  stockholders  of  Geoworks  Corporation,   a  Delaware
corporation (the  "Company"),  will be held on November 21, 2003, at 11:00 a.m.,
Central  time,  at the  Company's  principal  executive  offices  located at 300
Crescent Court, Suite 1110, Dallas, Texas 75201, for these purposes:

         1.   To elect three directors to serve until the next annual meeting or until  their  successors  are duly  elected and  qualified;

         2.   To  ratify  the  appointment  of  Novogradac  &  Company,  LLP  as independent  auditors  of the  Company  for the fiscal year ending
              March 31, 2004;

         3.   To amend our  certificate  of  incorporation  to restrict  certain acquisitions  of our  securities  in  order  to  help  assure  the preservation of our tax net operating loss  carryforwards;  and

         4.   To transact  such other  business as may properly  come before the annual meeting or any postponement or adjournment of the meeting.

These  proposals are more fully  described in the proxy  statement  accompanying this notice.  The  Company's  Board  recommends  that you vote FOR each of these proposals.  The annual  meeting may be  postponed  or adjourned by action of the stockholders  voting in person or by proxy.  Only  stockholders of record at the close of  business  on  October  10,  2003 are  entitled  to vote at the  annual meeting.

All stockholders  are cordially  invited to attend the annual meeting in person.
However, to ensure your  representation at the annual meeting,  you are urged to mark,  sign,  date and return the enclosed proxy card as promptly as possible in the  postage-prepaid  envelope  enclosed.  Any stockholder  attending the annual meeting may vote in person even if such  stockholder  has  returned a proxy,  as long as the shares are held in the  stockholder's  name or the  brokerage  firm, bank or other holder of record acting as the stockholder's  nominee confirms the stockholder's  ownership in writing.  For 10 days prior to the annual meeting, a list of  stockholders  entitled to vote will be available for examination by any stockholder for purposes germane to the meeting during regular business hours at the offices of the Company, 300 Crescent Court, Suite 1110, Dallas, Texas 75201.
If you have any further  questions  concerning  the annual meeting or any of the proposals, please contact Geoworks Investor Relations at (214) 661-7479.

                                       By Order of the Board,

                                       STEVEN J. PULLY
                                       Secretary
Dallas, Texas
October __, 2003

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                             DATED OCTOBER 7, 2003

                              GEOWORKS CORPORATION
                         300 Crescent Court, Suite 1110
                               Dallas, Texas 75201
                                ----------------

                                 PROXY STATEMENT
                                ----------------

The  accompanying  proxy is solicited by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders to be held on November
21, 2003,  at 11:00 a.m.  Central time, or at any  postponement  or  adjournment thereof,  for the  purposes  set  forth in the  accompanying  Notice  of  Annual
Meeting.  The annual meeting will be held at the Company's  principal  executive offices,  located at 300 Crescent Court,  Suite 1110,  Dallas,  Texas 75201. The
telephone  number at that  location  is (214)  661-7479.  The date of this Proxy
Statement  is  October  __,  2003,  the  approximate  date on which  this  Proxy
Statement  and the  accompanying  form of  proxy  were  first  sent or  given to stockholders.

                               GENERAL INFORMATION

CERTAIN FINANCIAL  INFORMATION.  Please take note that the Company's 2003 Annual
Report is enclosed with this Proxy Statement.

ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S
ANNUAL REPORT OR FORM 10-K FOR THE YEAR ENDED MARCH 31, 2003 (WITHOUT EXHIBITS),
INCLUDING  THE  COMPANY'S  CERTIFIED  FINANCIAL  STATEMENTS,  AS FILED  WITH THE
SECURITIES  AND  EXCHANGE  COMMISSION,  BY WRITING TO THE  CORPORATE  SECRETARY,
GEOWORKS CORPORATION, 300 CRESCENT COURT, SUITE 1110, DALLAS, TX 75201.

VOTING SECURITIES.  Only stockholders of record as of the close of business on
October 10, 2003 (the  "Record  Date") will be entitled to vote at the meeting or any postponement or adjournment  thereof. As of the Record Date, there were
[29,869,808] shares of Common Stock of the Company (the "Common Stock") issued and outstanding.  Stockholders may vote in person or by proxy.  Each holder of shares of Common Stock is entitled to one vote on the  proposals  presented in this Proxy  Statement  for each share of stock  held.  There is no  cumulative voting in the election of directors.

SOLICITATION  OF PROXIES.  The cost of  soliciting  proxies will be borne by the
Company. The Company may use the services of its officers,  directors and others to solicit  proxies,  personally or by telephone,  facsimile or electronic mail, without additional compensation.

VOTING OF PROXIES.  All valid  proxies  received  prior to the  meeting  will be voted. All shares  represented by a proxy will be voted, and where a stockholder specifies  by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the  specification so made. If no choice is indicated  on the proxy,  the shares will be voted FOR the election of all nominees for director,  FOR the  ratification  of the  appointment of the independent  auditors,  FOR amendment to our  certificate  of  incorporation  to restrict  certain  acquisitions  of our  securities  in order to help assure the preservation  of our tax  net  operating  loss  carryforwards  and as the  proxy holders may determine in their discretion with respect to any other matters that properly  come before the meeting.  See "Other  Matters to be  Considered at the
Annual Meeting" on page 20 of this Proxy Statement. A stockholder giving a proxy has the power to revoke  his or her  proxy,  at any time prior to the time it is voted,  by delivering to the Secretary of the Company a written  instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the meeting and voting in person.

QUORUM.  The  required  quorum for the  transaction  of  business  at the annual meeting is a majority  of the votes  eligible to be cast by holders of shares of

Common Stock issued and  outstanding  on the Record Date.  Shares that are voted
"FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for  purposes of  establishing  a quorum and are also  treated as shares entitled to vote at the annual  meeting (the "Votes  Cast") with respect to such matter.

ABSTENTIONS.  Abstentions  will be counted for purposes of determining  both (i)
the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with  respect to a proposal  (other than the election of  directors  and  ratification  of  independent  auditors).  In the absence of controlling precedent to the contrary,  the Company intends to treat abstentions in this  manner.  Accordingly,  abstentions  will have the same effect as a vote against the proposal to amend the certificate of incorporation  and will have no impact on the election of  directors  and the  ratification  of  appointment  of auditors.

BROKER  NON-VOTES.  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the  transaction  of business,  but will not be counted for purposes of determining the number of Votes Cast with respect to the  particular  proposal  on which  the  broker  has  expressly  not  voted.
Accordingly,  broker  non-votes  will have the same effect as a vote against the proposal to amend the certificate of incorporation and no impact on the election of directors and the ratification of appointment of auditors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

DIRECTORS/NOMINEES

The  Board  is  presently   comprised  of  three  directors.   Unless  otherwise
instructed,  the proxy  holders  will vote the proxies  received by them for the nominees named below, all of whom are currently directors of the Company. In the event  that any  nominee  of the  Company  is unable or  declines  to serve as a director  at the time of the annual  meeting,  the proxy  holders  will vote the proxies  received by them for any substitute  nominee who shall be designated by the current  Board to fill the vacancy.  The Board has no reason to believe that any nominee  listed  below will be unable or  unwilling  to serve as a director.
Each person  elected as a director  will continue to serve until the next annual meeting  or  until  his  successor  has  been  duly  elected  and  qualified.  A stockholder  may not cast  votes for more than  three  nominees.  If a quorum is present  and voting at the annual  meeting,  the three  nominees  receiving  the highest number of affirmative votes will be elected as directors. Votes withheld from any  director  are counted  for  determining  the  presence or absence of a quorum, but have no other legal affect under Delaware law.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

BIOGRAPHICAL INFORMATION FOR DIRECTORS

The names of the members of the Board as of October 10, 2003, and certain information about them are set forth below.

                                                                                 Director
       Name            Age         Position with the Company                       Since
       ----            ---         -------------------------                       -----

Mark E. Schwarz        42     Chief Executive Officer, President and Director     May 2003

Steve W. Mitchell      41     Director                                            April 2002

Steven J. Pully        43     Executive Vice President, General Counsel,          May 2003
                              Secretary and Director

MARK E. SCHWARZ.  Mr. Schwarz joined the Board in May 2003.  Since May 2003, Mr.
Schwarz has been serving as the Company's President and Chief Executive Officer.
Since 1993, Mr. Schwarz has served,  directly or indirectly  through entities he controls, as the sole general partner of Newcastle Partners, L.P. ("Newcastle"), a private investment firm. Since 2000, he has also served as the Chief Executive
Officer of Newcastle Capital Management,  L.P., a private investment  management

                                      -2-

firm.  From 1995 until 1999,  Mr.  Schwarz was also a Vice  President of Sandera
Capital Management,  L.L.C., a private investment firm associated with the Lamar
Hunt family.  Mr. Schwarz also presently  serves as Chief Executive  Officer and
Chairman of the Board of  Hallmark  Financial  Services,  Inc.,  a property  and casualty  insurance  company.  In addition,  Mr. Schwarz  presently  serves as a director of Bell  Industries,  Inc.,  a company  primarily  engaged in providing computer systems integration  services;  Nashua  Corporation,  a manufacturer of specialty papers, labels and printing supplies; Pizza Inn, Inc., an operator and franchisor  of pizza  restaurants;  SL  Industries,  Inc.,  a developer of power systems used in a variety of aerospace, computer, datacom, industrial,  medical,
telecom,   transportation  and  utility  equipment  applications;   WebFinancial
Corporation,  a banking and specialty  finance company,  and Pinnacle Frames and
Accents,  Inc., a private  company  engaged in mass  production of picture frame products.

STEVE W. MITCHELL.  Mr. Mitchell joined the Board in April 2002. From April 2002 through April 30, 2003, Mr.  Mitchell served as the Company's  President,  Chief
Executive Officer and Director. Mr. Mitchell joined the Company in November 2000 as Vice  President of Human  Resources.  From  January  1999 to April 2002,  Mr.
Mitchell served as chief operating  officer for Aureal Inc., a semiconductor and software firm  specializing in 3-D audio for the PC industry.  From June 1993 to
November  1998,  Mr.  Mitchell  held  various  management  positions  at  Nextel
Communications,  a telecommunications  company, where he was involved in driving and  supporting  the  rapid  growth  of the  company  and  was  responsible  for integration efforts with several acquisitions.  Mr. Mitchell also had management
recruiting   responsibilities   at  Pacific  Gas  and  Electric  and  Management
Recruiters  International.  Mr.  Mitchell  holds  a B.A.  in  English  from  the
California State University at Hayward.

STEVEN J. PULLY.  Mr. Pully joined the Board in May 2003.  Since June 2003,  Mr.
Pully has  served as the  Company's  Secretary,  Executive  Vice  President  and
General  Counsel.  Mr. Pully is the president of Newcastle  Capital  Management,
L.P., a private  investment  management firm which is an affiliate of Newcastle, and is currently a director of Pizza Inn,  Inc.,  an operator and  franchisor of
pizza   restaurants  and  a  director  and  the  Chief   Executive   Officer  of
privately-held  Pinnacle  Frames and Accents,  Inc.,  a company  engaged in mass production  of  picture  frame  products.  Prior  to  becoming  affiliated  with
Newcastle  Capital  Management,  L.P., from May 2000 to December 2001, Mr. Pully was a managing  director in the mergers and  acquisitions  department of Banc of
America  Securities  and from  January  1997 to May  2000 was a senior  managing director at Bear  Stearns.  Prior to becoming an  investment  banker,  Mr. Pully practiced  securities and corporate law at Baker & Botts. Mr. Pully is a CPA and a member of the Texas Bar. He graduated with a BSBA from  Georgetown  University and a J.D. from The University of Texas.

In January 2003, the following directors of the Company resigned from the Board:
Mr. John B. Balousek,  Mr. Frank S. Fischer,  Mr. Stephen T. Baker and Mr. James
M. Judge. In connection with these resignations and recognizing that the Company was no longer required to comply with Nasdaq's  continued listing standards as a result of the  delisting  of the Common  Stock from the Nasdaq  National  Market
System and the Nasdaq SmallCap Market,  the Board deemed it was advisable and in the  best  interest  of the  Company  and  its  stockholders  to  terminate  the
Compensation  and Audit Committees of the Board and to conduct all businesses of the Board at the Board level.  Board  members Mr. David J. Domeier and Mr. David
L. Grannan resigned from the Board on April 30, 2003.

Effective as of April 30, 2003, in connection  with the sale of our Common Stock to Newcastle (the "Stock Sale") and Mark E. Schwarz, Mr. Mitchell agreed to step down from his position as President and Chief Executive  Officer of the Company.
Mr.  Mitchell  continues  to serve on the Board  and is acting as the  financial expert on the Board because of his professional  experience and knowledge of the books and records of the Company.

CHANGE OF CONTROL

In  connection  with the Stock Sale,  Newcastle  and Mr.  Schwarz  currently own approximately  25% of the  Common  Stock and  Messrs.  Schwarz  and  Pully  were appointed to the board of directors. The shares purchased in the Stock Sale were purchased  from the Company at $0.044 per share or a total of $325,000.  Messrs.
Schwarz and Pully are current nominees to the board of directors.

BOARD MEETINGS AND COMMITTEES

The Board held a total of twelve meetings during the fiscal year ended March 31,
2003 (the  "Last  Fiscal  Year").  No  director  attended  fewer than 75% of the meetings of the Board. The Board has no Audit Committee,  Compensation Committee

or Nominating  Committee  nor any committee  performing  similar  functions.  In addition to meetings, the Board can act through written consent proceedings.

The Board is responsible for the selection of the Company's independent auditors and reviews the  Company's  accounting,  auditing,  financial  reporting and its system of internal accounting control functions. In addition, the Board monitors the quality of the Company's accounting  principles and financial reporting,  as well as the independence and the non-audit  services  performed by the Company's independent  auditors.  The Board reviews and approves the  Company's  executive compensation  policy,  including  the  salaries  and  bonuses  of the  Company's executive officers, and administers the Company's equity incentive plans.

DIRECTOR COMPENSATION

The  Company  provides  cash  compensation  of $1,000 per quarter to each of its non-employee  directors for service as directors and has reimbursed their travel expenses for  attending  meetings.  Non-employee  directors are also eligible to receive  discretionary  stock option grants under the Company's 1994 Stock Plan.
During the Last Fiscal Year, the Company's non-employee directors (Mr. Balousek,
Mr.  Fischer,  Mr.  Baker,  Mr. Judge,  Mr.  Domeier and Mr.  Grannan)  received discretionary  stock option grants.  Each non-employee  director received 50,000 options each exercisable for one share of Common Stock with an exercise price of
$.11 each.  During the Last Fiscal Year,  none of these options were  exercised.
All of these options expired as of July 29, 2003.

THE COMPANY'S BOARD UNANIMOUSLY RECOMMENDS VOTING FOR EACH OF THESE NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth  certain  information  known  to the  Company regarding the  beneficial  ownership of the Common Stock as of October 10, 2003, by (a) each  stockholder  who is known by the Company to  beneficially  own more than 5% of the Common Stock,  (b) the Company's Chief Executive  Officer and the
Named Executive  Officers listed in "Executive  Compensation" on page 7 who were serving as  executive  officers  at the end of the Last  Fiscal  Year,  (c) each director/nominee  of the Company,  and (d) all current  directors  and executive officers  of the  Company  as a group.  To the  Company's  knowledge,  except as otherwise  indicated in the footnotes to this table, each person has sole voting and investment  power with respect to all shares shown as beneficially  owned by them, subject to community property laws where applicable. A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after the Record Date upon the  exercise of options,  warrants or convertible  securities.  Each beneficial owner's percentage ownership under the
column   entitled   "Percentage  of  Common  Stock   Outstanding"  is  based  on
[29,869,808]  shares of Common  Stock  issued and  outstanding  as of the Record
Date, plus shares issuable upon the exercise of options, warrants or convertible securities  (exercisable  within 60 days after the Record Date) that are held by such person, but not those held by any other persons.

                              Shares Beneficially      Percentage of Common Stock
                              -------------------      --------------------------
Beneficial Owner                     Owned                     Outstanding
----------------                     -----                     -----------

Newcastle Partners, L.P. (1)        3,788,952                     12.68%
Mark E. Schwarz (2)                 7,477,905                     25.03%
James Given (3)                       400,000                      1.32%
Steve W. Mitchell (4)                 650,000                      2.13%
Timothy J. Toppin (5)                       0                         0
Steven J. Pully (6)                         0                         0
John P. Murray (6)                          0                         0
All directors and executive         8,527,905                     27.58%
officers as a group (4 persons)
(7)

(1)   Newcastle  Capital  Management,  L.P.  (NCM)  is the  general  partner  of
      Newcastle Partners,  L.P. and Newcastle Capital Group, L.L.C. (NCG) is the
      general partner of NCM. NCM and NCG disclaim  beneficial  ownership of the shares  held by  Newcastle  Partners,  L.P. except to the  extent of their pecuniary interest therein.

(2)   Includes 3,788,952 shares owned by Newcastle Partners, L.P., for which Mr.
      Schwarz  disclaims  beneficial  ownership  except  to  the  extent  of his pecuniary  interest  therein.  Mr. Schwarz is the sole general  partner of
      Newcastle  Partners,  L.P.,  directly or  indirectly  through  entities he controls.

(3)   Consists of 400,000 shares issuable upon the exercise of options that were exercisable  as of October 10, 2003. On April 30, 2003 Mr. Given  resigned as the Vice President and General  Counsel of the Company but continues to work on a contract basis for the Company.

(4)   Consists of 650,000 shares issuable upon the exercise of options that were exercisable as of October 10, 2003.

(5)   On April 30,  2003,  Mr.  Toppin  resigned  from his  position as the Vice
      President and Chief Financial Officer of the Company.

(6)   Excludes  3,788,952  shares owned by Newcastle  Partners,  L.P., for which each of Mr. Pully and Mr. Murray disclaims  beneficial ownership except to the extent of their pecuniary interest therein.  Messrs.  Pully and Murray are affiliates of Newcastle.

(7)   Includes  650,000  shares  issuable  upon  exercise  of options  that were exercisable  as of October 10, 2003.  Includes  3,788,952  shares owned by
      Newcastle Partners,  L.P., for which each of Mr. Murray, Mr. Pully and Mr.
      Schwarz  disclaims  beneficial  ownership  except  to the  extent of their pecuniary interest therein.

BIOGRAPHICAL INFORMATION FOR OTHER EXECUTIVE OFFICERS

The following table sets forth the name, age and position of the other executive officer of the Company as of October 10, 2003. The Company's  executive officers are appointed by and serve at the discretion of the Board.

             Name                  Age                 Position
             ----                  ---                 --------

John P. Murray                     34                  Vice President and Chief
                                                       Financial Officer

JOHN P. MURRAY. Mr. Murray has been Chief Financial Officer of the Company since
May 2003.  Mr.  Murray also serves as the Chief  Financial  Officer of Newcastle
Capital  Management,  L.P.  a private  investment  management  firm  which is an affiliate of Newcastle.  From January 1998 until June 2001, Mr. Murray served as a partner at Speer & Murray,  Ltd, a Dallas based  accounting firm. From October
1991 until November 1995, Mr. Murray served as an accountant with Ernst & Young,
LLP. Mr. Murray has been a Certified Public Accountant since January 1992.

Following the Stock Sale, Timothy J. Toppin resigned as Vice President and Chief
Financial Officer of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities  Exchange Act of 1934, as amended,  requires the
Company's officers and directors, and persons who own more than ten percent of a registered  class  of the  Company's  equity  securities,  to  file  reports  of ownership  on Form 3 and  changes  in  ownership  on  Form 4 or Form 5 with  the
Securities and Exchange Commission ("SEC").  Such officers and directors and 10%
stockholders  are also  required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based  solely on its  review  of the  copies of such  forms  received  by it, or written  representations  from certain reporting  persons,  the Company believes that during the fiscal year ended March 31, 2003,  there was compliance with the
Form 3,  Form 4 and  Form 5  filing  requirements  applicable  to its  officers, directors and 10% stockholders.

EXECUTIVE COMPENSATION

The  following  table sets  forth  annual  compensation  received  for  services rendered to the Company for the fiscal years ended March 31, 2001, 2002 and 2003 by each of the  Chief  Executive  Officer  and each of the  following  executive officers  (collectively,  the "Named  Executive  Officers")  who served with the
Company during the Last Fiscal Year.

                           SUMMARY COMPENSATION TABLE

                                                                                                                   Long-Term
                                                                                                                  Compensation
                                                              Annual Compensation                                    Awards

                                                                                                                    Number of
                                                                                                                    Securities
                                                                                                                    Underlying

                                                                                           401(k) Matching
Name and Principal Position                       Year      Salary ($)    Bonus ($) (1)    Contributions ($)      Options (#) (2)
---------------------------                       -----     ----------    -------------    -----------------      ---------------

Steve W. Mitchell (3)                             2003      $   180,707    $    60,000       $     0                 525,000
Former President and Chief Executive Officer      2002      $   145,000    $    29,084       $ 3,756                 150,000
                                                  2001      $    58,834    $    16,962       $     0                       0

James Given (4)                                   2003      $   125,019    $    30,000       $     0                 337,500
Former Vice President and General Counsel         2002      $   125,000    $    24,093       $ 3,332                 150,000
                                                  2001      $         0    $         0       $     0                       0

Timothy J. Toppin (5)                             2003      $   153,672    $    60,000       $     0                 337,500
Former Vice President and Chief Financial         2002      $   145,000    $    29,380       $ 2,323                 150,000
Officer                                           2001      $   132,396    $    22,213       $ 1,838                 176,800

(1)   Includes  regular  cash bonuses  earned for the Last Fiscal Year,  whether accrued or paid.

(2)   Each of Messrs.  Mitchell,  Given, and Toppin was granted 500,000, 250,000 and  250,000  stock  options,  with an  exercise  price of $.11 per share, respectively, in June 2002. Mr. Toppin's stock options expired on July 29,
      2003.

(3)   Mr.  Mitchell  joined the Company in November  2000 as Vice  President  of
      Human  Resources.  Mr.  Mitchell  was  promoted  to  President  and  Chief
      Executive Officer and joined the Board in April 2002.  Effective April 30,
      2003, in connection  with the Stock Sale, Mr. Mitchell agreed to step down from his position as President and Chief Executive  Officer.  He continues to serve on the Board.

(4)   Effective  April 30, 2003,  in connection  with the Stock Sale,  Mr. Given resigned as Vice President and General Counsel.

(5)   Mr.  Toppin was  promoted  from  Controller  to Vice  President  and Chief
      Financial  Officer  in  September  2000.  Effective  April  30,  2003,  in
      connection  with the Stock Sale, Mr. Toppin resigned as Vice President and
      Chief Financial Officer.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to stock options awarded to each of the Named Executive  Officers during the Last Fiscal Year. In accordance with the rules of the Securities and Exchange Commission,  also shown below is the potential realizable value over the term of the options (the period from the grant date to the  expiration  date)  based on  assumed  rates of stock appreciation  of 5% and 10%,  compounded  annually  and  rounded to the  nearest dollar.  These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price  performance.  Actual gains, if any, on stock option exercises will be dependent on the Common Stock's future  price  performance.  If the  stock  price  does not  increase  above the exercise price at the time of exercise,  realized  value to the Named  Executive
Officers from these options will be zero.

                                           Individual Grants                                            Potential Realizable
                       ----------------------------------------------------------------------             Value at Assumed
                        Number of                                                                          Annual Rate of
                        Securities        % of Total                                                         Stock Price
                        Underlying          Options                                                       Appreciation for
                         Options          Granted to             Exercise                                    Option Term
                         Granted           Employees             Price Per        Expiration     --------------------------------
         Name              (1)          in Fiscal 2003             Share             Date               5%                 10%
         ----              ---          --------------             -----             ----        ---------------    -------------

Steve W. Mitchell        500,000             17.36%                $.11           06/11/2012        $ 89,589.20       $ 142,655.84
James Given              250,000              8.68%                $.11           06/11/2012        $ 44,794.60       $  71,327.92
Timonthy J. Toppin       250,000              8.68%                $.11           06/11/2012        $ 44,794.60       $  71,327.92

Each of these  options  were  issued  to the  Named  Executive  Officers  with a ten-year  term,  vesting  at a rate of 1/12th of the  option  per month  over 12 months beginning June 11, 2002. Mr. Toppin's options expired as of July 29, 2003 as a result of his resignation on April 30, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following  table provides  information  with respect to the Named  Executive
Officers' unexercised options at March 31, 2003.

                                                            Number of Securities Underlying       Value of Unexercised In-the-Money
                                                              Unexercised Options at Fiscal              Options at Fiscal
                         Shares                                         Year-End                             Year-End
                       Acquired on          Value                       --------                             --------
         Name          Exercise (#)   Realized ($) (1)    Exercisable (#)    Unexercisable (#)  Exercisable (#)    Unexercisable (#)
         ----          ------------   ----------------    ---------------    -----------------  ---------------    -----------------

Steve W. Mitchell          --            $    --            525,000             125,000                  0                    0
James Given                --            $    --            337,500              62,500                  0                    0
Timothy J. Toppin          --            $    --            337,500              62,500                  0                    0

(1)   No options were exercised by the Named Executive  Officers during the Last
      Fiscal Year.

The Company does not have any Long Term Incentive Plans.

  EMPLOYMENT CONTRACTS, TERMS OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

In May 2003, in accordance  with the Company's  severance  policy and employment agreements,  Messrs.  Mitchell,  Toppin and Given were paid $85,000, $72,500 and
$60,000,  respectively,  as a result of the changes in the Board and  management that resulted from the Stock Sale.

                      CHIEF EXECUTIVE OFFICER COMPENSATION

As Chief  Executive  Officer,  Mr. Schwarz  currently has not received an annual salary since his appointment.  Mr. Schwarz is entitled, at the discretion of our
Board,  to performance  bonuses which may be based upon a variety of factors and to participate in our stock  incentive plans and other bonus plans adopted by us based on his performance and the Company's performance.

                         CHANGE IN CONTROL ARRANGEMENTS

Each of the new  options  granted  on June  11,  2002  provides  that 50% of the unvested  portion of the option  will vest in full upon a Change of Control  (as defined  below) and the  remainder  of the option will vest in full in the event that the optionee's employment with the Company is terminated upon the Change of
Control.

As defined in each of the new options, "Change of Control" means:

     o      A merger or consolidation  in which securities  possessing more than
            50% of the total combined voting power of the Company's  outstanding securities  are  transferred  to one or more  persons  who  were not stockholders  of the  Company  immediately  before  such  merger  or consolidation; or

     o      The sale,  transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change of Control if its sole purpose is to change the Company's state of  incorporation or to create a holding company that will be owned in substantially  the same proportions by the persons who held the
Company's securities immediately before such transaction.

       DISCLOSURE WITH RESPECT TO THE COMPANY'S EQUITY COMPENSATION PLANS

The  following  table gives  information  about the  Company's  existing  equity compensation plans as of March 31, 2003, including the 1994 Stock Plan, the 1996
Supplemental  Plan  (the  "1996  Plan")  and the 1997  Supplemental  Plan for UK
Employees (the "UK Plan"), collectively referred to as the "Plans".

--------------------------------------------------------------------------------------------------------------------
                                 (a)                           (b)                              (c)
--------------------------------------------------------------------------------------------------------------------
                                                                                     Number of securities remaining
                       Number of securities to        Weighted-average exercise      available for future issuance
                       be issued upon exercise          price of outstanding        under equity compensation plans
                       of outstanding options,                 options,            (excluding securities reflected in
  Plan Category          warrants and rights             warrants and rights                   column (a))
---------------------------------------------------------------------------------------------------------------------

Plan Approved by              2,015,892                       $1.18                           3,643,555
Stockholders

Plans Not Approved            1,828,331                       $0.95                           1,946,774
by Stockholders

Total                         3,844,223                       $1.07                           5,590,329
---------------------------------------------------------------------------------------------------------------------

THE 1996 PLAN AND THE UK PLAN

In 1996  and  1997,  the  Board  approved  the 1996  Plan  and the UK Plan  (the
"Non-Stockholder Approved Plans"),  respectively.  These Plans were not required to be and were not approved by the  Company's  stockholders.  The purpose of the
Non-Stockholder  Approved  Plans is to attract  and  retain  the best  available personnel for positions of substantial  responsibility and to provide additional incentives.  Under the 1996 Plan,  grants may be made to officers,  employees or consultants  of the  Company.  Grants  may not be made  under  the 1996  Plan to members  of the  Company's  Board.  Under  the UK  Plan,  grants  may be made to employees or  consultants  of the  Company.  Grants may not be made under the UK
Plan to members of the Company's  Board.  Each of the  Non-Stockholder  Approved
Plans  authorizes  the grant of  non-qualified  stock  options with terms not to exceed ten years from the date of grant. Historically, options granted under the
Non-Stockholder  Approved Plans vested ratably over a four-year period beginning at the grant date and  expired ten years from the date of grant;  however,  as a result of the grants made in June 2002, all of the outstanding options under the
Non-Stockholder  Approved Plans vest over a twelve-month period beginning on the date of grant.  The Board may amend or terminate  the  Non-Stockholder  Approved
Plans without stockowner approval,  but no amendment or termination of either of the  Non-Stockholder  Approved Plans may adversely  affect any award  previously granted under the plan without the written consent of the award recipient.

CERTAIN TRANSACTIONS

INDEMNIFICATION

The  Company  has  entered  into  indemnification  agreements  with  each of its directors  and  executive  officers.  These  agreements  require  the Company to indemnify such  individuals to the fullest extent  permitted by Delaware law for certain  liabilities  to which  they may  become  subject  as a result  of their affiliation with the Company.  As a matter of policy,  all transactions  between the Company and any of its  officers,  directors or principal  stockholders  are approved by a majority of the  disinterested  members of the Board,  on terms no less  favorable to the Company than could be obtained  from  unaffiliated  third parties and must serve the bona fide business purposes of the Company.

CHANGE OF CONTROL

In  connection  with the Stock Sale,  Newcastle  and Mr.  Schwarz  currently own approximately  25% of the  Common  Stock and  Messrs.  Schwarz  and  Pully  were appointed to the board of directors. The shares purchased in the Stock Sale were purchased  from the Company at $0.044 per share or a total of $325,000.  Messrs.
Schwarz and Pully are current nominees to the board of directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As previously  discussed,  as a result of the delisting of the Common Stock from the  Nasdaq  National  Market  System and the Nasdaq  SmallCap  Market,  and the
resignation  of four members of the Board in January  2003,  the Board deemed it was advisable and in the best  interest of the Company and its  stockholders  to terminate the Compensation  Committee of the Board and to conduct all businesses of the Board at the Board level.

During the Last Fiscal Year, except for Mr. Mitchell, no member of the Board was an  executive  officer  (within the meaning of the  federal  securities  law) or employee of the Company. None of the members of the Board at any time during the
Last Fiscal Year and no executive officer of the Company is or has served on the board of directors or  compensation  committee of any other  company that has or has had one or more of its executive officers serve as a member of the Board.

                                       10

                                PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total  stockholder  return, calculated on a dividend reinvested basis, for the Company, the Nasdaq Composite
Stock Market Index (US) and the Fidelity  Select Software and Services Fund from
March 31, 1998 through March 31, 2003.  The graph assumes that $100 was invested in the  Common  Stock,  the Nasdaq  Composite  Stock  Market  Index (US) and the
Fidelity Select Software and Services Fund from March 31, 1998 through March 31,
2003. Note that historic stock price  performance is not necessarily  indicative of future stock price performance.

The  information  appearing  below,  which  relates to prior  years,  includes a comparison  to the  industry  in which our  business  was  engaged  prior to the discontinuation  of our software  business and the sale of substantially  all of our  assets as part of our  strategy  to limit  operating  losses and enable the
Company to develop new businesses or merge into an existing business.

                                       11

                                                Fidelity
      Measurement                             Software and        Nasdaq Stock
         Period            Geoworks           Services Fund        Market-U.S.
         ------            --------           -------------       ------------

        Mar-98              112.39                154.60            150.26

        Jun-98               52.87                157.07            155.09

        Sep-98               20.24                147.40            138.65

        Dec-98               54.68                175.46            179.48

        Mar-99               47.73                192.49            201.47

        Jun-99               45.32                200.84            219.87

        Sep-99               46.22                208.62            224.78

        Dec-99              253.02                328.22            333.09

        Mar-00              538.07                344.46            374.30

        Jun-00              237.92                327.38            324.64

        Sep-00              111.48                355.70            300.63

        Dec-00               44.41                268.94            202.22

        Mar-01               18.88                196.58            150.63

        Jun-01               22.66                276.35            176.85

        Sep-01               10.73                162.69            122.68

        Dec-01               14.80                250.08            159.65

        Mar-02                5.14                236.36            151.05

        Jun-02                1.88                122.03             79.71

        Sep-02                 .54                 94.19             63.85

        Dec-02                 .13                123.93             72.75

        Mar-03                 .13                120.90             73.06

                                       12

                     BOARD OF DIRECTORS COMPENSATION REPORT

INTRODUCTION

The Company's  Board is  responsible  for  determining  the Company's  executive compensation.

COMPENSATION PHILOSOPHY

The  objectives of the Board are to attract,  retain and reward  executives  who contribute to the Company's  success,  to motivate executive officers to achieve the Company's business objectives and to reward individual performance.

COMPENSATION PROGRAM

The  Company  has a  comprehensive  compensation  program  that  consists of the following principal components:

The first  component of the  Company's  executive  compensation  package is base salary and related  benefits.  Each executive officer receives a base salary and benefits based on competitive  compensation information and his responsibilities and  performance.  The Board's approach has not been to recommend a reduction in base salary and related  benefits in the absence of a reduction  in the level of responsibility of an executive officer.

The second  component of the Company's  executive  compensation  package is cash bonuses. Each year, the Company establishes bonus compensation formulas for each executive  officer based on individual  performance  criteria.  This arrangement provides each executive officer with the opportunity to earn cash bonuses to the extent he meets his individual performance criteria.

The  third  component  of  the  Company's  executive   compensation  package  is
equity-based  incentives,  typically in the form of stock  options.  The Company believes stock options help to align the interests of the executive  officers of the Company with the  long-term  interests  of the  Company's  stockholders  and encourage them to remain with the Company.  Generally,  the Company grants stock options at exercise  prices equal to the fair market value of the Common  Stock, as determined at the time of grant.  The Company's  stock option plans have been established  to  provide  employees  of  the  Company  with  an  opportunity  to participate,  along  with the  stockholders  of the  Company,  in the  long-term performance  of the  Company.  Grants  are  generally  made  to  employees  upon commencement  of  employment,  on an  annual  basis  after  the  first  year  of employment,  and occasionally thereafter,  following a significant change in job responsibilities,  scope  or  title.  Such  grants  are  made on the  basis of a quantitative and qualitative analysis of individual  performance,  the Company's financial performance, and the employee's existing options. Historically,  stock options  granted under the Company's  plans  typically  have a one-year  vesting schedule and expire ten years from the date of grant.

Section 162(m) Policy:

The Board has considered the potential  impact of Section 162(m) (the "Section")
of the Internal  Revenue Code adopted under the federal  Revenue  Reconciliation
Act of  1993.  The  Section  disallows  any tax  deduction  for a  publicly-held corporation for individual compensation exceeding $1 million in any taxable year
for   any   of  the   Named   Executive   Officers,   unless   compensation   is
performance-based.  Since the targeted  cash  compensation  of each of the Named
Executive  Officers has historically been and is expected during the next fiscal year to continue  to be below the $1 million  threshold  and the Board  believes that any options granted will be  characterized as  performance-based  under the regulations  under the  Section,  the Board  believes  that the Section will not reduce any tax deduction available to the Company.

The information  contained in this report shall not be incorporated by reference into any future  filing under the  Securities  Act of 1933,  as amended,  or the
Exchange Act, except to the extent the Company  specifically  incorporates  this information by reference into that filing.  This Board of Directors Report shall not otherwise be deemed soliciting material or filed under such Acts.

                                       13

                                             Respectfully submitted by:

                                             The Board

                                             Steve W. Mitchell
                                             Mark E. Schwarz (since May 2003)
                                             Steven. J. Pully (since May 2003)

                         BOARD OF DIRECTORS AUDIT REPORT

As previously  discussed,  as a result of the delisting of the Common Stock from the  Nasdaq  National  Market  System and the Nasdaq  SmallCap  Market,  and the
resignation  of four members of the Board in January  2003,  the Board deemed it was advisable and in the best  interest of the Company and its  stockholders  to terminate the  Compensation and Audit Committees of the Board and to conduct all business of the Board at the Board level.

Management is responsible for the Company's  internal  controls,  preparation of
financial   statements  and  the  financial  reporting  process.  The  Company's independent  auditors are responsible for performing an independent audit of the
Company's   consolidated  financial  statements  in  accordance  with  generally accepted  accounting  principles  and to  issue  a  report  on  those  financial statements. The Board monitors and oversees these processes. In this regard, the
Board reports as follows:

WE HAVE REVIEWED THE COMPANY'S AUDITED FINANCIAL  STATEMENTS FOR THE LAST FISCAL
YEAR AND DISCUSSED THESE FINANCIAL STATEMENTS WITH THE MANAGEMENT OF THE COMPANY
AND WITH NOVOGRADAC & COMPANY LLP, THE COMPANY'S INDEPENDENT AUDITORS, INCLUDING
A DISCUSSION OF THE QUALITY OF THE ACCOUNTING PRINCIPLES,  THE REASONABLENESS OF
SIGNIFICANT   JUDGMENTS  AND  THE  CLARITY  OF   DISCLOSURES  IN  THE  FINANCIAL
STATEMENTS.

BASED ON THE REVIEW AND  DISCUSSIONS  REFERRED TO ABOVE,  THE BOARD HAS APPROVED
THE INCLUSION OF THE AUDITED CONSOLIDATED  FINANCIAL STATEMENTS IN THE COMPANY'S
ANNUAL  REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003.  THE BOARD
HAS  ALSO  RECOMMENDED,  SUBJECT  TO  STOCKHOLDER  APPROVAL,  THE  SELECTION  OF
NOVOGRADAC & COMPANY LLP AS THE  COMPANY'S  INDEPENDENT  AUDITORS FOR THE FISCAL
YEAR ENDING MARCH 31, 2004.

                                             Respectfully submitted by:

                                             The Board

                                             Steve W. Mitchell
                                             Mark E. Schwarz (since May 2003)
                                             Steven J. Pully  (since May 2003)

                                       14

AUDIT AND RELATED FEES

Audit Fees

The  aggregate  fees billed to the Company by  Novogradac  & Company LLP for the
audit of the  Company's  annual  financial  statements  for the Last Fiscal Year totaled  $30,000.  The aggregate fees billed to the Company by Ernst & Young LLP for the review of the financial  statements  included in the Company's quarterly reports on Form 10-Q for the Last Fiscal Year totaled $30,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The  Company  did not engage  Novogradac  & Company  LLP or Ernst & Young LLP to
provide advice to the Company regarding financial information systems design and implementation during the Last Fiscal Year.

ALL OTHER FEES

The  aggregate  fees  billed to the  Company  by Ernst & Young LLP for  services rendered to the Company  during the Last Fiscal  Year,  other than the  services described  above under "Audit Fees" was  approximately  $76,000.  These services included  services  relating to the Company's  filings with the  Securities  and
Exchange Commission, tax compliance services and accounting consultations.

The Board  considered  and  determined  that the provision of the services other than the services  described under "Audit Fees" is compatible  with  maintaining the independence of the independent auditors.

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On May 13, 2003,  the Company  engaged  Novogradac & Company LLP to serve as its independent  accountants  for the fiscal year ended March 31, 2003.  Neither the
Company nor anyone on its behalf has  consulted  Novogradac & Company LLP during the Company's two most recent fiscal years,  or any subsequent  interim  period, prior to the engagement of Novogradac & Company LLP.

On May 8, 2003,  Ernst & Young LLP was  replaced  as the  Company's  independent auditors.  The  Company  replaced  Ernst  &Young  LLP as a result  of  financial considerations following the recent change in control of the Board.

The  reports  of  Ernst  & Young  LLP on the  Company's  consolidated  financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer  of opinion and were not  qualified  or  modified as to  uncertainty, audit scope,  or  accounting  principles,  except that their report dated May 1,
2002,  except for Note 14 as to which the date is June 11, 2002, with respect to the consolidated financial statements as of March 31, 2002 and 2001 and for each of the three years in the period ended March 31, 2002  contained an  explanatory
paragraph  describing   conditions  that  raised  substantial  doubt  about  the
Company's  ability to continue as a going  concern as  described in the notes to the consolidated financial statements.

In connection with the audits of the Company's consolidated financial statements for each of the two fiscal  years ended March 31,  2002,  and in the  subsequent interim  period,  there  were no  disagreements  with  Ernst & Young  LLP on any matters of accounting  principles or practices,  financial statement disclosure, or auditing scope and procedures  which, if not resolved to the  satisfaction of
Ernst & Young LLP would have caused  Ernst & Young LLP to make  reference to the matter in their report.  Ernst & Young LLP has  furnished a letter  addressed to the  Securities  and  Exchange  Commission  stating  it  agrees  with the  above statements.

The decision to change independent accountants was approved by the Board.

The Board has selected Novogradac & Company LLP as the independent  auditors for the Company for the fiscal year ending March 31, 2004. Although the selection of auditors  does  not  require  ratification,  the  Board  has  directed  that the

                                       15

appointment  of  Novogradac  & Company  LLP be  submitted  to  stockholders  for ratification due to the significance of such appointment. If stockholders do not ratify the  appointment of Novogradac & Company LLP, the Board will consider the appointment of other certified public accountants.  The approval of the proposal to ratify the  appointment of Novogradac & Company LLP requires the  affirmative vote of a majority of the Votes Cast by holders of the Common Stock.

A  representative  of  Novogradac  & Company LLP is expected to be  available by telephone at the annual  meeting,  will have an opportunity to make a statement, if he or she so  desires,  and  will be  available  to  respond  to  appropriate questions from stockholders.

THE COMPANY'S BOARD RECOMMENDS VOTING FOR THE RATIFICATION OF THE APPOINTMENT OF
NOVOGRADAC & COMPANY LLP AS THE  COMPANY'S  INDEPENDENT  AUDITORS FOR THE FISCAL
YEAR ENDING MARCH 31, 2004.

                                   PROPOSAL 3

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION  TO RESTRICT CERTAIN  ACQUISITIONS
OF OUR  SECURITIES  IN  ORDER TO HELP  ASSURE  THE  PRESERVATION  OF OUR TAX NET
OPERATING LOSS CARRYFORWARDS

INTRODUCTION

For the taxable year  beginning  April 1, 2003,  the Company had  available  tax operating loss carryforwards  ("NOLs") of approximately $122.9 million to offset taxable income recognized by the Company in the future. NOLs benefit the Company by  offsetting  taxable  income  dollar-for-dollar  by the  amount  of the NOLs, thereby eliminating  (subject to a relatively minor alternative minimum tax) the federal corporate tax on such income.  The benefit of the NOLs can be reduced or eliminated if the Company  undergoes an "ownership  change" (as described below)
through transfers of stock by which stockholders or groups of stockholders, each of whom owns at least 5% of the Company's stock, increase their ownership of the
Company's  stock by more than 50  percentage  points within a three year period.
The Board of  Directors  believes  the best  interests  of the  Company  and its stockholders will be served by adopting provisions (the "Transfer Restrictions")
in its  Certificate of  Incorporation  that are designed to restrict  direct and indirect  transfers of the Company's equity securities if the effect would be to increase the  ownership of stock by any person to 4.9% or more of the  Company's stock,  would  increase the percentage of stock owned by a person owning 4.9% or more of the Company's stock or would create a new public group,  whose ownership of the Company's  stock could give rise to an "ownership  change".  The Transfer
Restrictions will not, however, be applicable to the stock owned by any existing
5-percent stockholder (within the meaning of Section 382 of the Internal Revenue
Code of 1986, as amended (the "Code")),  other than any direct public group,  on the date the Transfer  Restrictions become effective,  and do not apply to sales of stock in the market by holders  of less than 4.9% of the  Company's  stock to persons  who,  taking  the  purchase  into  account,  own less  than 4.9% of the
Company's stock.

The  affirmative  vote of a majority of the  outstanding  shares of Common Stock entitled  to vote  thereon is  required  for  approval  of an  amendment  to the
Company's  Certificate  of  Incorporation.  The Transfer  Restrictions  would be adopted as an amendment to the  Certificate of  Incorporation  of the Company as
Article Ninth. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ACCOMPANYING EXHIBIT
A WHICH SETS FORTH THE TRANSFER  RESTRICTIONS.  The Transfer  Restrictions  have been approved by the Board.  The  discussion set forth below is qualified in its entirety by reference to the accompanying Exhibit A.

PURPOSE OF THE TRANSFER RESTRICTIONS

The Transfer Restrictions are designed to restrict direct and indirect transfers of the Company's stock that could result in the imposition of limitations on the use by the Company, for federal income tax purposes, of the NOLs and other tax attributes that are and will be available to the Company, as discussed more fully below.

                                       16

THE COMPANY'S NOLS AND SECTION 382

For the taxable year beginning  April 1, 2003, the Company had available NOLs of approximately  $122.9 million to offset taxable income recognized by the Company
in  the  future.   NOLs  benefit  the  Company  by  offsetting   taxable  income
dollar-for-dollar  by the amount of the NOLs, thereby eliminating  (subject to a relatively  minor  alternative  minimum tax) the federal  corporate  tax on such income. The maximum federal corporate tax rate is currently 35%.

The benefit of a corporation's  NOLs can be reduced or eliminated  under Section
382 of the Code if a corporation  undergoes an "ownership change," as defined in
Section 382. Generally,  an ownership change occurs if one or more stockholders, each of whom owns 5% or more in value of a corporation's capital stock, increase their aggregate  percentage ownership by more than 50 percentage points over the lowest  percentage  of stock owned by such  stockholders  at any time during the preceding  three-year  period.  For this purpose,  all holders who each own less than 5% of a corporation's  capital stock are generally  treated together as one
(or, in certain cases, more than one) 5-percent stockholder. Transactions in the public markets among  stockholders  owning less than 5% of the equity securities generally are not included in the calculation  (but can be if a loss corporation has more than one public group).  In addition,  certain  constructive  ownership rules, which generally  attribute  ownership of stock owned by estates,  trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related  individuals,  are applied in determining the level of stock ownership of a particular stockholder.  Special rules, described below, can result in the  treatment of options  (including  warrants) or other  similar interests  as  having  been  exercised  if such  treatment  would  result  in an ownership  change.  All percentage  determinations  are based on the fair market value of a  corporation's  capital stock,  including any preferred stock that is voting stock, is convertible  stock or is stock which  participates in corporate growth.

If an  ownership  change of the  Company  were to occur,  the  amount of taxable income in any year (or portion of a year)  subsequent  to the  ownership  change that could be offset by NOLs or other  carryovers prior to such ownership change could not exceed the product  obtained by multiplying (i) the aggregate value of the Company's  stock  immediately  prior to the  ownership  change (with certain adjustments) by (ii) the then applicable  federal long-term tax exempt rate (the
"Section 382 limitation").  In addition, to the extent the Company is determined to have a net unrealized  built-in loss (generally  defined as the excess of the tax basis of the Company's assets over their fair market value) which is greater than the  lesser of (i) 15  percent of the fair  market  value of the  Company's assets  and (ii) $10  million,  in the  event of an  ownership  change,  any net unrealized  built-in losses  recognized within the five-year period beginning on the date of the ownership  change would be subject to the Section 382 limitation
(as if it were a pre-change  NOL). The Company  believes that it currently has a substantial  built-in loss with respect to its assets. Any portion of the annual
Section 382  limitation  amount not utilized in any year may be carried  forward and increase the available  Section 382 limitation amount for the succeeding tax year. Thus, the effect of an ownership  change could be to reduce  significantly the annual  utilization  of the Company's  NOLs and to cause a very  substantial portion of the NOLs to expire prior to their use.

DESCRIPTION OF THE TRANSFER RESTRICTIONS

THE FOLLOWING IS A BRIEF  SUMMARY OF THE PROPOSED  TRANSFER  RESTRICTIONS.  THIS
SUMMARY  IS  QUALIFIED  IN ITS  ENTIRETY  BY  REFERENCE  TO THE FULL TEXT OF THE
PROPOSED TRANSFER RESTRICTIONS.  ALL STOCKHOLDERS ARE URGED TO READ THE TRANSFER
RESTRICTIONS SET FORTH IN THE ACCOMPANYING EXHIBIT A HERETO IN THEIR ENTIRETY.

Upon  adoption,  Article  Ninth  generally  will restrict any direct or indirect transfer of "stock"  (which term,  for  purposes of the  Transfer  Restrictions, includes the Common Stock and any other equity security treated as "stock" under
Section 382) of the Company if the effect would be to increase the  ownership of stock by any person (or public  group) to 4.9% or more of the  Company's  stock, would  increase  the  percentage  of stock  owned by a person (or public  group)
owning 4.9% or more of the  Company's  stock or would create a new public group.
Transfers included under the Transfer  Restrictions include sales to persons (or public groups) whose resulting percentage ownership of the Company's stock would exceed the thresholds  discussed  above, or to persons whose ownership of shares would by  attribution  cause  another  person (or public  group) to exceed  such
thresholds.   Complicated   rules  of   constructive   ownership,   aggregation,
segregation,  combination and other stock ownership rules prescribed by the Code
(and related  regulations) will apply in determining  whether the 4.9% threshold

                                       17

has been met and whether a group of less than 4.9%  stockholders will be treated as a  "public  group"  that is a 5  percent  stockholder  (reduced  to 4.9%  for purposes of the Transfer  Restrictions)  under Section 382. As a result of these rules,  the Transfer  Restrictions  could result in prohibiting  ownership (thus requiring  dispositions)  of the Company's  stock as a result of a change in the relationship  between two or more  persons or  entities,  or of a transfer of an interest in an entity other than the  Company,  such as an interest in an entity
that,   directly  or  indirectly,   owns  the  Company's   stock.  The  Transfer
Restrictions  may also apply to  proscribe  the  creation or transfer of certain
"options" (which are broadly defined by Section 382) in respect of the Company's stock to the extent that, in certain circumstances  exercise of the option would result in a proscribed level of ownership.

The Transfer  Restrictions  will not,  however,  apply to the stock owned by any existing 5-percent  stockholder (within the meaning of Section 382 of the Code), other than any direct public group, on the date the Transfer Restrictions become effective  including  Newcastle  (of which Mark  Schwarz,  Steven Pully and John
Murray  are  afilliates),  and  generally  do not apply to sales of stock in the market by less than 4.9%  stockholders  to persons who, taking the purchase into account, own less than 4.9% of the Company's stock.

Generally,  the Transfer  Restrictions  will be imposed only with respect to the amount of the Company's  stock (or options with respect to the Company's  stock)
purportedly  transferred in excess of the threshold  established in the Transfer
Restrictions.  However,  the  restrictions  will not  prevent a transfer  if the purported  transferee  obtains  the  approval of the Board of  Directors,  which approval  may be granted or  withheld  in certain  circumstances,  as more fully described below.

Assuming adoption of the Transfer  Restrictions,  all certificates  representing the Company's  stock,  including stock to be issued in the future,  would bear a legend providing that the transfer of the stock is subject to restrictions.  SEE
EXHIBIT A. The Board of Directors also intends to issue  instructions to or make arrangements  with the  Company's  transfer  agent  (the  "Transfer  Agent")  to implement the Transfer Restrictions. It is expected that the Transfer Agent will be  instructed  not to record any transfer of the  Company's  stock  purportedly transferred in excess of the threshold established in the Transfer Restrictions.
The  Transfer  Agent may also have the  right,  prior to and as a  condition  to registering any transfers of the Company's stock on the Company's stock transfer records,  to request an affidavit  from the  purported  transferee  of the stock regarding such purported  transferee's actual and constructive  ownership of the
Company's  stock,  and if the Transfer  Agent does not receive such affidavit or
the  affidavit   evidences   that  the  transfer   would  violate  the  Transfer
Restrictions, the Transfer Agent would be required to notify the Company and not to enter the transfer in the Company's stock transfer records.  The Company also has the right to require a proposed  transferee,  as a condition to registration of a transfer of stock, to provide all information  reasonably  requested by the
Company  regarding such person's direct and indirect  ownership of the Company's stock.  These provisions may result in the delay or refusal of certain requested transfers of the Company's stock.

Upon  adoption and filing of the Transfer  Restrictions,  any direct or indirect transfer of stock  attempted in violation of the  restrictions  would be void AB
INITIO as to the purported  transferee (or, in the case of an indirect transfer, the  ownership  of the  direct  owner of the  Company's  stock  would  terminate simultaneously with the transfer),  and the purported transferee (or in the case of any indirect  transfer,  the indirect  owner) would not be  recognized as the owner of the shares  owned in  violation  of the  restrictions  for any purpose, including for purposes of voting and receiving  dividends or other distributions in respect of such stock, or in the case of options,  receiving stock in respect of their exercise.  Stock acquired in violation of the Transfer  Restrictions is referred to as "Excess Stock".

In addition to the purported  transfer being void AB INITIO,  upon the Company's demand,  the purported  transferee must transfer the Excess Stock to an agent of the Company (the "Agent") along with any dividends or other  distributions  paid with respect to Excess Stock. Votes cast by a purported  transferee with respect to Excess Stock will be  rescinded  as void.  The Agent is required to sell such
Excess  Stock in an  arms'  length  transaction  that  would  not  constitute  a violation under the Transfer  Restrictions.  The net proceeds of the sale, after deduction of all costs incurred by the Agent,  will be distributed  first to the purported transferee in an amount equal to the extent of such proceeds up to the cost (or in some  circumstances the fair market value of the Excess Stock on the date of the violative transfer) incurred by the purported  transferee to acquire such Excess Stock, and the balance of the proceeds,  if any, will be distributed to a charitable  beneficiary  together with any other distributions with respect to such Excess Stock  received by the Agent.  If the Excess Stock is sold by the purported  transferee,  such  person  will be treated as having  sold the Excess
Stock on behalf of the transferring stockholder,  and shall be required to remit all  proceeds  to the Agent  (except  to the  extent  the Agent  grants  written

                                       18

permission to the  purported  transferee to retain an amount equal to the amount such person otherwise would have been entitled to retain had the Agent sold such shares).

CONTINUED RISK OF OWNERSHIP CHANGE

Despite the adoption of the Transfer  Restrictions,  there still  remains a risk that certain changes in  relationships  among  stockholders or other events will cause an "ownership change" of the Company under Section 382.

The Company believes the Transfer  Restrictions  are  enforceable.  The Internal
Revenue  Service (the "IRS") has issued  several  private letter rulings in this area that indicate that, to the extent Transfer Restrictions are enforceable and are  enforced  by a Company,  their  terms will be  respected  for  purposes  of applying Section 382.  However,  private letter rulings issued by the IRS cannot be relied upon as legal precedent. There can be no assurance, therefore, that if transfers in violation of the Transfer Restrictions are attempted,  the IRS will
not  assert  that  such   transfers   have  federal   income  tax   significance
notwithstanding the Transfer Restrictions.

BOARD POWER TO WAIVE OR MODIFY TRANSFER RESTRICTIONS

The Board has the discretion to approve a transfer of stock that would otherwise violate the Transfer Restrictions in circumstances where it determines that such transfer is in the best  interests of the Company and its  stockholders.  If the
Board  decides to permit a transfer  that would  otherwise  violate the Transfer
Restrictions, that transfer or later transfers may result in an ownership change that would limit the use of the Company's NOLs.

In  addition,  in the  event of a change  in law,  the  Board is  authorized  to eliminate the Transfer Restrictions,  modify the applicable allowable percentage ownership  interest (now 4.9%) or modify any of the terms and  conditions of the
Transfer  Restrictions  provided  that the Board  concludes in writing that such change is reasonably  necessary or advisable to preserve the  Company's  NOLs or that the  continuation  of the  affected  terms and  conditions  of the Transfer
Restrictions  is no longer  reasonably  necessary for such purpose.  The Board's determination  must be based  upon a written  opinion  of tax  counsel.  Written notice of any such determination will be provided to stockholders.

As a result of the foregoing, the Transfer Restrictions serve to reduce, but not necessarily  eliminate,  the risk that  Section  382 will cause the  limitations described above to apply to the use of the Company's NOLs.

ANTITAKEOVER EFFECT

Because some corporate takeovers occur through the acquiror's  purchase,  in the public market or otherwise, of sufficient stock to give it control of a company, any provision that restricts the  transferability  of shares can have the effect of preventing such a takeover. The Transfer Restrictions therefore may be deemed to have an  "antitakeover"  effect  because they will  restrict the ability of a person or entity or group thereof from accumulating an aggregate of 4.9% or more of the Company's stock and the ability of persons, entities or groups now owning
4.9% or  more of the  Company's  stock  from  acquiring  additional  stock.  The
Transfer Restrictions would discourage or prohibit  accumulations of substantial blocks of stock for which  stockholders  might  receive a premium  above  market value.

The  indirect  "antitakeover"  effect of the  Transfer  Restrictions  is not the reason for the  Transfer  Restrictions.  The Board of  Directors  considers  the
Transfer  Restrictions to be reasonable and in the best interests of the Company and its  stockholders  because the Transfer  Restrictions  reduce certain of the risks that the Company  will be unable to utilize  its  available  NOLs.  In the opinion of the Board of Directors,  the fundamental  importance to the Company's stockholders  of maintaining  the  availability  of the NOLs to the Company is a more  significant  consideration  than the  indirect  "antitakeover"  effect the
Transfer Restrictions may have.

POSSIBLE EFFECT ON LIQUIDITY

The Transfer  Restrictions  will  restrict a  stockholder's  ability to acquire, directly  or  indirectly,  additional  stock of the  Company  in  excess  of the specified  limitations.  Furthermore,  a stockholder's ability to dispose of his stock of the Company may be restricted as a result of the Transfer Restrictions, and a stockholder's  ownership of stock of the Company may become subject to the
Transfer  Restrictions  as a result of actions taken by persons  related to that stockholder.

                                       19

VOTE REQUIRED TO APPROVE THE TRANSFER RESTRICTIONS CHARTER AMENDMENT

Approval of the  Transfer  Restrictions  requires  the  affirmative  vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.  Stockholders  should  be aware  that a vote in  favor of the  Transfer
Restrictions may result in a waiver of the stockholder's  ability to contest the enforceability  of the Transfer  Restrictions.  Consequently,  all  stockholders should  carefully  consider this  consequence in determining  whether to vote in favor of the Transfer Restrictions.  The Company intends to enforce the Transfer
Restrictions vigorously against all current and future holders of its stock.

Should the Transfer Restrictions be adopted, the affirmative vote of the holders of not less than  two-thirds  of the shares of the Company then entitled to vote generally in an election of directors,  voting together as a single class,  will be  required  to amend or  repeal  the  Transfer  Restrictions  or to adopt  any provision of the Certificate of  Incorporation  that would be inconsistent  with the Transfer Restrictions.

THE BOARD OF DIRECTORS  UNANIMOUSLY  RECOMMENDS  THAT THE  STOCKHOLDERS  VOTE IN
FAVOR OF THIS PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

OTHER MATTERS

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

The Company knows of no other matters to be submitted to the annual meeting.  If any other matters  properly come before the annual meeting,  or any continuation of the meeting  pursuant  to  adjournment  or  postponement  thereof,  it is the intention of the persons  named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Stockholder  proposals  that are intended to be presented at the Company's  2004 annual meeting of stockholders  must be received by the Company at the Company's principal  executive office located at 300 Crescent Court,  Suite 1110,  Dallas,
Texas 75201 no later than __________,  2004 in order to be included in the proxy statement for that meeting.  Stockholders wishing to nominate directors or bring a proposal before the 2004 annual meeting of stockholders (but not include it in the Company's  proxy material) must provide written notice of such nomination or proposal to the  attention of Steven J. Pully,  Secretary,  300 Crescent  Court,
Suite 1110, Dallas, Texas 75201, no later than September 22, 2004.

DISCRETIONARY VOTING AUTHORITY

On May 21, 1998, the Securities and Exchange  Commission adopted an amendment to
Rule  14a-4,  as  promulgated  under the  Securities  Exchange  Act of 1934,  as amended.  The  amendment to Rule  14a-4(c)(1)  governs the  Company's use of its discretionary  proxy voting  authority  with respect to a  stockholder  proposal which is not addressed in the Company's proxy statement.  The amendment provides that if the  Company  does not receive  notice of the  proposal at least 45 days prior to the first  anniversary of the date of mailing of the prior year's proxy statement,  then the Company will be permitted to use its  discretionary  voting authority  when the  proposal  is  raised at the  annual  meeting,  without  any discussion of the matter in the proxy  statement.  With respect to the Company's
2004 annual  meeting,  if the Company is not  provided  notice of a  stockholder proposal,  which has not been timely  submitted,  for inclusion in the Company's proxy  statement by  __________,  2004, the Company will be permitted to use its discretionary voting authority as outlined above.

                                       20

                                             By Order of the Board

                                             STEVEN J. PULLY
                                             Secretary

Dated:  October __, 2003

                                       21

                                    EXHIBIT A

                                TEXT OF AMENDMENT

                         TO CERTIFICATE OF INCORPORATION

                                       OF

                              GEOWORKS CORPORATION

            The following is the text of the Transfer  Restrictions  proposed to be added to the  Certificate  of  Incorporation  of  Geoworks  Corporation  (the
"Corporation") as a new Article Ninth:

"NINTH:  (1) For purposes of this Article Ninth,  the following terms shall have the meanings indicated below:

            (a) "Agent" shall mean the Person  designated by the Corporation for purposes of effectuating  the  transactions  described in paragraphs
            (3) and (4) of this Article.

            (b) "Board" shall mean the board of directors of the Corporation.

            (c) "Code" shall mean the Internal  Revenue Code of 1986, as amended from  time to  time,  or any  successor  statute,  and the  Treasury
            Regulations.

            (d) "Excess Stock" shall mean,  with respect to a Transfer of Stock, the  amount of such  Stock  that is in excess of the amount of Stock that may be transferred without restriction pursuant to subparagraph
            (2)(a) of this Article.

            (e) "Existing  Five Percent  Stockholder"  shall mean any "5-percent stockholder"  (within the meaning of Section 382 of the Code) of the
            Corporation, other than a direct Public Group of the Corporation, on the date the Transfer  Restrictions  contained in this Article Ninth become effective.

            (f) "Expiration  Date" shall mean the beginning of a taxable year of the Corporation to which the Board determines in writing that no Tax
            Benefits  may be  carried  forward,  unless  the Board  shall fix an earlier date in accordance with paragraph (8) of this Article.

            (g)  "Initial  Transferor"  shall  mean  the  Person  who  initially purported to Transfer Excess Stock to a Purported Acquiror.

            (h) "Optionee" shall mean any Person holding an Option Right.

            (i) "Option Right" shall mean any option,  warrant or other right to acquire,  convert  into, or exchange or exercise for, or any similar interests in, Stock.

            (j)  "Ownership  Interest  Percentage"  shall  mean  the  sum of a
            Person's or Public Group's direct ownership  interest in Stock, as determined under Treasury  Regulation  Section  1.382-2T(f)(8) (or any successor  Treasury  Regulation),  and such Person's or Public
            Group's indirect  ownership interest in Stock, as determined under
            Treasury  Regulation  Section  1.382-2T(f)(15) or 1.1502-92(c) (or
            any successor Treasury Regulations),  except that, for purposes of determining  a  Person's  or  Public  Group's  indirect  ownership interest in Stock,  Treasury Regulation  Sections  1.382-2T(g)(2),
            1.382-2T(g)(3),  1.382-2T(h)(2)(iii)  and  1.382-2T(h)(6)(iii) (or
            any successor Treasury Regulations) shall not apply and any Option
            Right to acquire Stock shall be deemed to have been exercised.

            (k) "Person" shall mean any individual,  corporation, estate, trust, association, company, partnership, joint venture, or other entity or organization, including, without limitation, any "entity" within the meaning of Treasury  Regulation Section 1.382-3(a) (or any successor or Treasury  Regulation) or any group or other subject identified in the Code or in the Treasury  Regulations  capable of  constituting a
            5-percent  shareholder  for  purposes  of  Section  382 of the Code, including a Public Group.

            (l)  "Prohibited   Distribution"   shall  mean  dividends  or  other
            distributions  made with  respect  to  Excess  Stock  received  by a
            Purported Acquiror.

            (m)  "Prohibited  Party" shall mean that Person or Public Group that is caused to be in violation of subparagraph  (2)(a) of this Article
            Ninth as a result of a Transfer which does not involve a Transfer of
            Stock.

            (n) "Public  Group" shall mean a group of  individuals,  entities or
            other   Persons   described   in   Treasury    Regulation    Section
            1.382-2T(f)(13) (or any successor Treasury Regulation).

            (o) "Purported Acquiror" shall mean a Transferee of Excess Stock.

            (p) "Sales Proceeds" shall mean the proceeds received upon a sale of
            Excess Stock and the sum of all  Prohibited  Distributions  received with respect to the Excess Stock.

            (q)  "Stock"  shall mean shares of stock of the  Corporation  (other than stock described in Section 1504(a)(4) of the Code or stock that is not described in Section 1504(a)(4) solely because it is entitled to vote as a result of dividend  arrearages),  any Option  Rights to acquire  Stock,  and all other  interests  that  would be treated as stock of the  Corporation  pursuant to Treasury  Regulation  Section
            1.382-2T(f)(18) (or any successor Treasury Regulation).

            (r) "Tax Benefits" shall mean the  Corporation's  net operating loss carryovers, capital loss carryovers and built-in losses.

            (s)  "Transfer"  shall  mean any  issuance,  sale,  transfer,  gift, assignment, devise or other disposition, as well as any other event, that  causes a Person or Public  Group to  acquire  or  increase  an
            Ownership  Interest  Percentage,  or any  agreement to take any such actions or cause any such events, including, without limitation, (x)
            the granting or exercise of any Option Right, (y) the disposition of any  securities  or  rights  convertible  into  or  exchangeable  or exercisable  for Stock or any  interest in Stock or any  exercise of any such  conversion  or  exchange  or  exercise  right  and (z) any transfers  of  any  interest  in any  other  entity  that  directly, indirectly or constructively  owns any Stock, in each case,  whether voluntary  or  involuntary,  of  record,  by  operation  of  law  or otherwise;  provided,  however,  that a transaction that is a pledge
            (and  not a  transfer  of  tax  ownership  for  federal  income  tax purposes) shall not be deemed a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer.

            (t) "Transferee" shall mean any Person to whom Stock is transferred.

            (u) "Treasury Regulation" shall mean any of the Treasury Regulations promulgated under the Code.

(2) In order to preserve the Tax Benefits to which the  Corporation  is entitled under the Code,  the  following  restrictions  shall apply until the  Expiration
Date:

            (a) No Person,  other than the  Corporation,  or any member or other part of a Person  shall  engage in any  Transfer  of Stock  with any other Person to the extent that such Transfer,  if effective,  would cause  the  Ownership  Interest  Percentage  of  any  Person  to (i)
            increase to 4.9 percent or more,  (ii)  increase from 4.9 percent or more to a greater  Ownership  Interest  Percentage or (iii) create a new Public Group under Treasury Regulation Section 1.382-2T(j)(3)(i)
            (or any successor Treasury Regulation), except as otherwise provided pursuant to subparagraph (2)(b) or subparagraph (8).

            (b) Any  Transfer  that would  otherwise be  prohibited  pursuant to subparagraph  (2)(a)  shall  nonetheless  be  permitted  if (i)  the
            Transfer is by an Existing Five Percent  Stockholder  of Stock owned by such stockholder on the date the Transfer restrictions  contained in subparagraph (2)(a) become effective or (ii) the Board determines in  its  discretion  that  it  is  in  the  best  interests  of  the
            Corporation  and its  stockholders  to  allow  such  Transfer  to be completed.  Nothing in this subparagraph shall be construed to limit or restrict the Board in the exercise of its fiduciary  duties under applicable law.

(3) (a) Any  attempted  Transfer of Excess Stock shall be void AB INITIO and not effective to transfer  ownership of the Excess Stock to the  Purported  Acquiror thereof,  who shall  not be  entitled  to any  rights  as a  stockholder  of the
Corporation with respect to the Excess Stock (including, without limitation, the right to vote or to receive any  distributions  with respect thereto and, to the extent that a vote is cast by a Purported Acquiror,  the vote shall be rescinded as void), or otherwise as the holder of the Excess Stock, unless approval of the
Board is obtained as provided in subparagraph (2)(b) of this Article Ninth.

            (b) Upon demand by the  Corporation,  the Purported  Acquiror  shall transfer any certificates or other evidences of purported  ownership of the Excess Stock within the  Purported  Acquiror's  possession or control,  along with any  Prohibited  Distributions  received by the
            Purported  Acquiror,  to the Agent. If, prior to the notification by the Agent of such demand, the Purported Acquiror has sold the Excess
            Stock to an  unrelated  party in an  arm's-length  transaction  that would not constitute a prohibited  Transfer pursuant to subparagraph
            (2)(a)  of this  Article  Ninth if it had been  made by the  Initial
            Transferor,  the Purported Acquiror shall be deemed to have sold the
            Excess  Stock on behalf of the Initial  Transferor,  and, in lieu of transferring the Excess Stock to the Agent,  shall transfer the Sale
            Proceeds to the Agent,  except to the extent  that the Agent  grants written  permission to the Purported Acquiror to retain a portion of the Sale  Proceeds  not  exceeding  the amount  that would have been
            payable  by  the  Agent  to  the  Purported   Acquiror  pursuant  to
            subparagraph  (3)(c) if the Excess  Stock had been sold by the Agent rather than by the Purported Acquiror. Any purported Transfer of the
            Excess  Stock  by the  Purported  Acquiror,  other  than a  Transfer described  in one of  the  two  preceding  sentences,  shall  not be effective to transfer any ownership of the Excess Stock.

            (c) The Agent  shall  sell in an  arm's-length  transaction  (on the public  securities market in which the Stock is traded, if possible)
            any Excess Stock transferred to the Agent by the Purported  Acquiror to the extent such sale would not  constitute a prohibited  Transfer pursuant to  subparagraph  (2)(a) of this Article  Ninth.  The Sales
            Proceeds shall be allocated and paid to the Purported Acquiror up to the following amount:  (x) where applicable,  the purported purchase price  or  value  of  consideration  surrendered  by  the  Purported
            Acquiror for the Excess Stock and (y) where the  purported  Transfer of the Excess Stock to the  Purported  Acquiror  was, in whole or in part, a gift,  inheritance or any similar  purported  Transfer,  the fair market value of the Excess Stock at the time of such  purported
            Transfer. Any Sale Proceeds in excess of the amount allocable to the
            Purported  Acquiror  pursuant  to the  preceding  sentence  shall be transferred  to an  entity  designated  by the  Corporation  that is described in Section  501(c)(3)  of the Code.  In no event shall any such amounts inure to the benefit of the  Corporation  or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties under this paragraph.

(4) In the event of any Transfer  which does not involve a Transfer of Stock but which would  cause a  Prohibited  Party to violate a  restriction  on  Transfers provided  for in this  Article  Ninth as if there had been a  Transfer  of Stock
(such as,  for  example,  the  acquisition  by a third  entity of two  unrelated entities  that then owns Stock,  directly,  indirectly or  constructively),  the application of subparagraphs (3)(b) and (3)(c) shall be modified as described in this paragraph (4). The Prohibited Party shall not be required to dispose of any interest that is not Stock but shall be deemed to have disposed of or caused the disposition of sufficient  Stock to cause the Prohibited  Party,  following such disposition,  not to be in  violation of this Article  Ninth.  Such  disposition shall be deemed to occur  simultaneously  with the  Transfer  giving rise to the application of this  provision,  and such Stock that is deemed to be disposed of shall be  considered  Excess Stock and shall be disposed of through the Agent as provided in subparagraph  (3)(b) and subparagraph  (3)(c) of this Article Ninth, except that the maximum  aggregate amount payable either to the Prohibited Party or to another  Person that was the direct holder of Excess Stock,  in connection with such sale shall be the fair market value of the Excess Stock at the time of the purported  Transfer.  All expenses incurred by the Agent in disposing of the
Excess Stock shall be paid out of any amounts due the Prohibited  Party or other
Person.  The purpose of this  subsection  (4) is to extend the  restrictions  in subsection  (2)(a) and the  provisions in subsection  (3) to situations in which there is a change in Ownership Interest  Percentage without a direct Transfer of
Stock, and this subsection (4) shall be interpreted to produce the same results, with differences as the context requires, as a Transfer of Stock.

(5) Within 30 business  days after  learning  of a purported  Transfer of Excess
Stock to a Purported  Acquiror or a Transfer that would cause a Person to become a Prohibited Party, the Corporation shall demand that the Purported  Acquiror or
Prohibited  Party  surrender,  or  cause to be  surrendered,  to the  Agent  the certificates  representing  the  Excess  Stock,  or any Sale  Proceeds,  and any
Prohibited  Distributions.  If  such  surrender  is not  made  by the  Purported
Acquiror  or  Prohibited  Party  within 30  business  days from the date of such demand, the Corporation may institute legal proceedings to compel such transfer;
provided,  however,  that  nothing  in this  paragraph  (5)(a)  shall be  deemed inconsistent  with the  Transfer  of the  Excess  Stock  (whether  described  in paragraph (3) or paragraph (4) hereof) being void AB INITIO;  (2) shall preclude the Corporation in its discretion from  immediately  bringing legal  proceedings without a prior demand or (3) shall cause any failure of the  Corporation to act within the time periods set forth in this  paragraph  (5) to constitute a waiver or loss of any right of the Corporation under this Article Ninth.

(6) The  Corporation  may  require as a  condition  to the  registration  of the
Transfer  of any of its Stock or the payment of any  distribution  on any of its
Stock that the  proposed  Transferee  or payee  furnish to the  Corporation  all information  reasonably  requested  by the  Corporation  with respect to all the direct or indirect  ownership  interests in such Stock. The Corporation may make such  arrangements or issue such instructions to its stock transfer agent as may be  determined  by the  Board of  Directors  to be  necessary  or  advisable  to implement this Article Ninth,  including,  without limitation,  authorizing such transfer  agent to require an affidavit  from a purported  transferee  regarding such Person's actual and constructive ownership of stock and other evidence that a Transfer  will not be  prohibited  by this  Article  Ninth as a  condition  to registering any transfer.

(7) If the Board determines that it is desirable,  all  certificates  evidencing ownership of Stock shall bear substantially the following legend:

            THE SHARES OF STOCK  REPRESENTED BY THIS  CERTIFICATE ARE SUBJECT TO
            RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF THE  PRESERVATION OF THE
            CORPORATION'S   NET  OPERATING  LOSS   CARRYOVERS  AND  RELATED  TAX
            ATTRIBUTES  PURSUANT TO SECTION 382 OF THE INTERNAL  REVENUE CODE OF
            1986,  AS AMENDED (THE  "CODE").  WITHOUT THE  AUTHORIZATION  OF THE
            BOARD OF DIRECTORS,  NO PERSON,  OTHER THAN THE  CORPORATION,  SHALL
            ENGAGE IN ANY  TRANSFER  OF ANY  DIRECT,  INDIRECT  OR  CONSTRUCTIVE
            OWNERSHIP INTEREST IN STOCK WITH ANY OTHER PERSON TO THE EXTENT THAT
            SUCH  TRANSFER,  IF EFFECTIVE,  WOULD CAUSE THE  OWNERSHIP  INTEREST
            PERCENTAGE  OF ANY  PERSON  OR  PUBLIC  GROUP  OF THE  STOCK  OF THE
            CORPORATION  (COMPUTED  USING THE  CONSTRUCTIVE  OWNERSHIP  RULES IN
            SECTION 382 OF THE CODE AND THE TREASURY REGULATIONS  THEREUNDER) TO
            (I) INCREASE TO 4.9 PERCENT OR ABOVE, (II) INCREASE FROM 4.9 PERCENT
            OR ABOVE TO A GREATER OWNERSHIP INTEREST  PERCENTAGE OR (III) CREATE
            A   NEW   PUBLIC   GROUP   UNDER   TREASURY    REGULATION    SECTION
            1.382-2T(j)(3)(i).   NOTWITHSTANDING  THE  FOREGOING,  THE  TRANSFER
            RESTRICTIONS DO NOT APPLY TO THE TRANSFER BY A STOCKHOLDER  WHICH IS
            AN EXISTING FIVE PERCENT  STOCKHOLDER (WITHIN THE MEANING OF SECTION
            382) ON THE DATE THE TRANSFER RESTRICTIONS BECAME EFFECTIVE OF STOCK
            OWNED BY SUCH  STOCKHOLDER  ON THAT DATE.  ITALICIZED  TERMS IN THIS
            LEGEND HAVE THE MEANINGS DEFINED IN ARTICLE NINTH OF THE CERTIFICATE
            OF  INCORPORATION.  A COPY OF THE RESTRICTIONS ON TRANSFER,  WILL BE
            SENT  WITHOUT  CHARGE  TO EACH  STOCKHOLDER  REQUESTING  IT.  IF THE
            RESTRICTIONS ON TRANSFER ARE VIOLATED,  THE TRANSFER WILL BE VOID AB
            INITIO,  WITH THE  CORPORATION  RETAINING THE RIGHT TO REPOSSESS AND
            DISPOSE OF SUCH STOCK IN A PERMITTED TRANSFER.

(8) Nothing  contained  in this Article  Ninth shall limit the  authority of the
Board to take such  other  action  to the  extent  permitted  by law as it deems necessary  or  advisable  to protect the  Corporation  and the  Interests of the holders  of its Stock in  preserving  the Tax  Benefits.  Without  limiting  the generality of the foregoing,  in the event of a change in law making one or more of the following  actions  necessary or desirable,  the Board may, by adopting a written  resolution of the Board,  (i) accelerate or extend the Expiration Date,
(ii) modify the Ownership Interest  Percentage in the Corporation or the Persons

or groups specified in the first sentence of subparagraph  (2)(a),  (iii) modify the  definitions of any terms set forth in this Article Ninth or (iv) modify the terms of this Article Ninth as  appropriate  to prevent an ownership  change for purposes  of Section  382 of the Code as a result of any  changes in  applicable
Treasury Regulations or otherwise;  provided,  however, that the Board shall not cause there to be such acceleration, extension, change or modification unless it concludes  in writing that such action is  reasonably  necessary or advisable to preserve the Tax Benefits or that the  continuation of these  restrictions is no longer  reasonably  necessary for the preservation of the Tax Benefits,  and its conclusion  is based upon a written  opinion of tax counsel to the  Corporation.
Such  written  conclusion  of the  Board of  Directors  shall be filed  with the
Secretary  of the  Corporation  and  shall be  mailed  by the  Secretary  to all stockholders  of  the  Corporation  within  10  days  after  the  date  of  such conclusion.

(9) The  Corporation  and the members of the Board shall be fully  protected  in relying in good faith upon the information,  opinions,  reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation or of the  Corporation's  legal counsel,  independent auditors,  transfer agent,  investment  bankers or other employees and agents in making the determinations  and findings  contemplated by this Article Ninth, and the members of the Board shall not be responsible for any good faith errors made in connection therewith.

(10)  Notwithstanding  any other provisions of this Certificate of Incorporation or any provision of law that might otherwise  permit a lesser or no vote, but in addition  to any  affirmative  vote of the  holders of any  particular  class or series  of  capital  stock  of  the  Corporation  required  by  law  or by  this
Certificate of  Incorporation,  the affirmative  vote of the holders of not less than  two-thirds  of the shares of the  Corporation  then  entitled  to be voted generally in an election of directors,  voting together as a single class, shall be required to amend or repeal,  or to adopt any  provision  inconsistent  with, this Article Ninth.

                     PRELIMINARY COPY SUBJECT TO COMPLETION

                              DATED OCTOBER 7, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              GEOWORKS CORPORATION

                     Proxy -- Annual Meeting of Stockholders
                                November 21, 2003

            The undersigned,  a stockholder of Geoworks Corporation,  a Delaware corporation  (the  "Company"),  does hereby  appoint Steven J. Pully and John P.
Murray,  and each of them,  the true and lawful  attorneys and proxies with full power of substitution,  for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company  which the  undersigned would be entitled to vote if  personally  present at the 2003 Annual  Meeting of
Stockholders  of the Company to be held at the offices of the Company located at
300 Crescent  Court,  Suite 1110,  Dallas,  Texas 75201, on November 21, 2003 at
11:00 a.m., Central time, or at any adjournment or adjournments thereof.

            The undersigned hereby instructs said proxies or their substitutes:

1.          ELECTION OF DIRECTORS:

            The  election of Mark E.  Schwarz,  Steve W.  Mitchell and Steven J.
Pully to the Board of  Directors,  to serve  until the 2004  Annual  Meeting  of
Stockholders  and  until  their  respective  successors  are  elected  and shall qualify.

                        WITHHOLD AUTHORITY
FOR ALL                 TO VOTE FOR ALL
NOMINEES ___            NOMINEES ___               ____________________________

                                                   ____________________________
                                                   TO WITHHOLD AUTHORITY TO VOTE
                                                   FOR ANY INDIVIDUAL
                                                   NOMINEE(S), PRINT NAME(S)
                                                   ABOVE.

2.          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

            ______  FOR   _____  AGAINST    _____  ABSTAIN

3.          AMENDMENT  TO  CERTIFICATE  OF  INCORPORATION  TO  RESTRICT  CERTAIN
            ACQUISITIONS OF COMPANY SECURITIES:

            ______  FOR   _____  AGAINST    _____  ABSTAIN

4.          DISCRETIONARY AUTHORITY:

            IN THEIR  DISCRETION,  THE PROXIES ARE  AUTHORIZED TO VOTE UPON SUCH
OTHER AND FURTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

            THIS  PROXY  WILL  BE  VOTED  IN  ACCORDANCE   WITH  ANY  DIRECTIONS
HEREINBEFORE  GIVEN.  UNLESS  OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED TO
ELECT  DIRECTORS,  TO RATIFY THE  APPOINTMENT OF NOVOGRADAC & COMPANY LLP AS THE
COMPANY'S  INDEPENDENT AUDITORS AND TO AMEND THE CERTIFICATE OF INCORPORATION TO
RESTRICT CERTAIN ACQUISITIONS OF THE COMPANY'S SECURITIES.

            The  undersigned  hereby  revokes  any proxy or  proxies  heretofore given, and ratifies and confirms that all the proxies  appointed  hereby, or any of them,  or their  substitutes,  may  lawfully do or cause to be done by virtue hereof.

Dated ________________________, 2003

_____________________________ (L.S.)

_____________________________ (L.S.)
            Signature(s)

NOTE:  PLEASE  SIGN  EXACTLY AS YOUR NAME OR NAMES
APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR,   TRUSTEE   OR   GUARDIAN,   PLEASE
INDICATE  THE  CAPACITY  IN  WHICH  SIGNING.  WHEN
SIGNING AS JOINT TENANTS, ALL PARTIES IN THE JOINT
TENANCY  MUST  SIGN.  WHEN A PROXY  IS  GIVEN BY A
CORPORATION,   IT  SHOULD  BE  SIGNED   WITH  FULL
CORPORATE NAME BY A DULY AUTHORIZED OFFICER.

      PLEASE MARK,  DATE, SIGN AND MAIL THIS PROXY
IN THE  ENVELOPE  PROVIDED  FOR THIS  PURPOSE.  NO
POSTAGE  IS  REQUIRED  IF  MAILED  IN  THE  UNITED
STATES.